Dallas, TX/July 17, 2018
COMERICA REPORTS SECOND QUARTER 2018 NET INCOME OF $326 MILLION,
$1.87 PER SHARE
Earnings Per Share Increased 18 Percent Compared to First Quarter 2018
Revenue Increased 6 Percent Compared to First Quarter 2018, Driving Efficiency Ratio to 53 Percent
Margin Expanded 21 Basis Points to 3.62 Percent
Managed Loan and Deposit Pricing as Rates Increased Along With Higher Interest Recoveries
Strong Credit Quality Led to Reduction in Allowance for Loan Losses
“Our second quarter results were solid as we continued to manage loan and deposit pricing in a rising rate environment. Loan growth and favorable credit metrics, combined with higher fee income and well-controlled expenses, helped drive an 18 percent increase in our earnings per share relative to the first quarter. The Federal Reserve recently announced we are no longer subject to certain regulations and reporting requirements. We believe we are well positioned to meaningfully increase our capital return to our shareholders. Furthermore, we expect to benefit from additional rate increases and economic growth. We remain focused on maintaining momentum and driving shareholder returns,” said Ralph W. Babb, Jr., chairman and chief executive officer.

(dollar amounts in millions, except per share data)	2nd Qtr '18	1st Qtr '18	2nd Qtr '17
Net interest income	$590	$549	$500
Provision for credit losses	(29)	12	17
Noninterest income	248	244	276	(a)
Noninterest expenses	448	446	457	(a)
Pre-tax income	419	335	302
Provision for income taxes	93	54	99
Net income	$326	$281	$203

Diluted income per common share	1.87	1.59	1.13
Net interest margin	3.62%	3.41%	3.03%
Efficiency ratio (b)	53.24	56.33	58.70
Common equity Tier 1 capital ratio (c)	11.90	11.98	11.51
Common equity ratio	11.22	11.06	11.18

(a)
The new revenue recognition standard became effective January 1, 2018 and is not reflected in second quarter 2017 results. See reconciliation of Non-GAAP Financial Measures for comparative adjusted amounts.

(b)
Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(c)
June 30, 2018 ratio is estimated and does not reflect guidance related to high volatility commercial real estate loans as indicated in the recent interagency statement regarding the impact of the Economic Growth, Regulatory Relief, and Consumer Protection Act.

The following table reconciles items presented on an adjusted basis to facilitate trend analysis.

(dollar amounts in millions, except per share data)	2nd Qtr '18	1st Qtr '18	2nd Qtr '17
Earnings per share	$1.87	$1.59	$1.13
Restructuring charges, net of tax	0.05	0.07	0.05
Deferred tax adjustment	—	(0.01)	—
Tax benefits from employee stock transactions	(0.02)	(0.11)	(0.03)
Adjusted earnings per share (a)	$1.90	$1.54	$1.15
-Table continues on next page-

(dollar amounts in millions, except per share data)	2nd Qtr '18	1st Qtr '18	2nd Qtr '17
Net income	$326	$281	$203
Restructuring charges, net of tax	9	12	9
Deferred tax adjustment	—	(3)	—
Tax benefits from employee stock transactions	(3)	(19)	(5)
Adjusted net income (a)	$332	$271	$207

Return on Average Assets (ROA)	1.85%	1.62%	1.14%
Adjusted ROA (a)	1.89	1.56	1.17
Return on Average Common Shareholders' Equity (ROE)	16.40	14.37	10.26
Adjusted ROE (a)	16.70	13.85	10.49
Efficiency ratio	53.24	56.33	58.70
Adjusted efficiency ratio (a)	51.90	54.32	55.25

(a)	See Reconciliation of Non-GAAP Financial Measures.

Second Quarter 2018 Compared to First Quarter 2018
Average total loans increased $804 million, or 2 percent, to $49.2 billion.

•
Primarily reflected seasonal increases in Mortgage Banker Finance and National Dealer Services as well as growth in Technology and Life Sciences (mainly Equity Fund Services) and general Middle Market.

•	Loan yields increased 37 basis points to 4.63 percent reflecting an increase in short term rates (+27 basis points), higher interest recoveries (+8 basis points) and other dynamics (+2 basis points).
Average total deposits decreased $260 million to $55.8 billion.

•	Driven by a $553 million decrease in noninterest-bearing deposits, partially offset by a $293 million increase in interest-bearing deposits.

•	Primarily reflected a decrease in general Middle Market, driven by seasonality in Municipalities, mostly offset by increases in other lines of business.

•	Interest-bearing deposit costs increased 17 basis points to 0.42 percent as deposit rates were increased with the faster pace of LIBOR rising.
Net interest income increased $41 million to $590 million.

•	Primarily due to a net benefit from higher short-term rates, an increase in average loans, higher interest recoveries and one additional day in the second quarter.

•	Net interest margin increased 21 basis points to 3.62 percent.
Provision for credit losses decreased $41 million to a benefit of $29 million.

•	Reflected a decline in total criticized loans of $355 million, or 17 percent, and net credit-related recoveries of $3 million.
Noninterest income increased $4 million.

•
Primarily reflected an increase of $5 million in commercial lending fees, mostly due to an increase in syndication fees, partially offset by a $2 million charge related to a derivative contract tied to the conversion rate of Visa Class B shares.

Noninterest expenses increased $2 million.

•
Excluding the impact of a $5 million business tax refund in the first quarter, noninterest expenses decreased $3 million, primarily reflecting decreases of $5 million each in salaries and benefits expense and restructuring charges, partially offset by increases of $3 million in outside processing expense and $2 million in advertising expense.

•
The decrease in salaries and benefits expense primarily reflected seasonal decreases in share-based compensation and payroll taxes, partially offset by the impact of higher incentive compensation tied to financial performance, merit increases, an increase in staff insurance and one additional day in the quarter.

Provision for income taxes increased $39 million to $93 million.

•	Due to the tax impact from the $84 million increase in pre-tax earnings and a $16 million decrease in tax benefits from employee stock transactions.

Capital position remained solid at June 30, 2018.

•	Returned $227 million to shareholders, including dividends and the repurchase of $169 million of common stock (1.8 million shares) under the equity repurchase program.

•	Dividend increased 13 percent to 34 cents per share.

•
On June 21, 2018, the Federal Reserve announced that bank holding companies with less than $100 billion in total assets are no longer subject to supervisory stress testing, including both the Dodd-Frank Act stress tests and Comprehensive Capital Analysis and Review. As such, at the next scheduled meeting on July 24, 2018, Comerica’s board of directors will discuss capital actions to increase returns to shareholders while continuing to properly manage our capital base and support growth. A press release announcing planned capital actions is expected at that time.

Second Quarter 2018 Compared to Second Quarter 2017
Management of loan and deposit pricing, strong credit quality and successful execution of GEAR Up initiatives has resulted in a return on equity of 16.40 percent and an efficiency ratio of 53.24 percent, well beyond the GEAR Up financial targets set when the initiative launched in mid-2016.
Average total loans increased $502 million.

•	Reflected increases in Technology and Life Sciences and National Dealer Services, partially offset by decreases in Corporate Banking and Energy.
Average total deposits decreased $1.3 billion.

•	Primarily due to a decrease of $1.4 billion in noninterest-bearing deposits.

•
Primarily reflected decreases in general Middle Market (driven by a decrease in Municipalities) and Commercial Real Estate (due to customers using excess liquidity in their operations), partially offset by an increase in Technology and Life Sciences.

Net interest income increased $90 million.

•	Driven by the net benefit from higher short-term rates.
Provision for credit losses decreased $46 million.

•	Reflected a decline in total criticized loans of $727 million.

•	Net credit-related charge-offs decreased $21 million to net recoveries of $3 million from net charge-offs of $18 million.
Adjusted noninterest income (see Reconciliation of Non-GAAP Financial Measures) was unchanged at $248 million.

•
Reflected increases of $6 million in card fees, adjusted for the impact of adoption of the new revenue accounting standard, and $1 million in fiduciary income, offset by decreases of $3 million in warrant income and $2 million each in service charges on deposit accounts and customer derivative income.

Adjusted noninterest expenses (see Reconciliation of Non-GAAP Financial Measures) increased $22 million.

•	Reflected an increase of $19 million in salaries and benefits expense and an increase of $4 million in outside processing expense.

•	The increase in salaries and benefits expense primarily reflected higher share-based and incentive compensation tied to financial performance as well as merit increases.
Provision for income taxes decreased $6 million.

•	Due to the decrease in the statutory tax rate in 2018, partially offset by an increase in pre-tax income of $117 million and a $2 million decrease in tax benefits from employee stock transactions.

Net Interest Income

(dollar amounts in millions)	2nd Qtr '18	1st Qtr '18	2nd Qtr '17
Net interest income	$590	$549	$500

Net interest margin	3.62%	3.41%	3.03%

Selected average balances:
Total earning assets	$65,114	$65,012	$66,310
Total loans	49,225	48,421	48,723
Total investment securities	11,799	11,911	12,232
Federal Reserve Bank deposits	3,717	4,315	5,043

Total deposits	55,830	56,090	57,128
Total noninterest-bearing deposits	29,316	29,869	30,741
Medium- and long-term debt	5,584	5,192	5,161

Net interest income increased $41 million to $590 million in the second quarter 2018, compared to the first quarter 2018.

•	Net increase from higher short-term rates of $21 million, primarily reflecting a $33 million benefit to loan interest partly offset by an $11 million increase to deposit costs.

•	Net interest income also benefited $9 million from higher average loan balances, $9 million from higher interest recoveries and $5 million from one additional day in the quarter.
The net interest margin increased 21 basis points to 3.62 percent in the second quarter 2018, compared to the first quarter 2018.

•
Net increase from higher short-term rates of 11 basis points, primarily from higher loan yields (+20 basis points), partially offset by higher deposit costs (-7 basis points) and debt costs (-4 basis points).

•	The net interest margin also benefited 6 basis points due to higher interest recoveries.

Credit Quality
“Credit quality remains strong,” said Babb. “Gross charge-offs of $20 million were more than offset by recoveries. We had a broad-based decline in problem loans. Criticized loans decreased $355 million, or 17 percent, and now represent less than 4 percent of total loans at quarter end. This included a reduction in nonperforming loans, which comprise 53 basis points of our total loans. Energy criticized and nonaccrual loans continued to decrease. The positive credit migration resulted in a reserve release and a reserve ratio of 1.36 percent.”

(dollar amounts in millions)	2nd Qtr '18	1st Qtr '18	2nd Qtr '17
Credit-related charge-offs	$20	$37	$39
Recoveries	23	9	21
Net credit-related (recoveries) charge-offs	(3)	28	18
Net credit-related (recoveries) charge-offs/Average total loans	(0.02)%	0.23%	0.15%

Provision for credit losses	$(29)	$12	$17

Nonperforming loans	262	334	501
Nonperforming assets (NPAs)	264	339	519
NPAs/Total loans and foreclosed property	0.53%	0.69%	1.05%

Loans past due 90 days or more and still accruing	$20	$36	$30

Allowance for loan losses	677	698	705
Allowance for credit losses on lending-related commitments (a)	34	40	48
Total allowance for credit losses	711	738	753

Allowance for loan losses/Period-end total loans	1.36%	1.42%	1.43%
Allowance for loan losses/Nonperforming loans	2.6x	2.1x	1.4x

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	The allowance for loan losses decreased to $677 million at June 30, 2018, or 1.36 percent of total loans, reflecting improvements in credit quality of the portfolio.

•
Criticized loans decreased $355 million to $1.8 billion at June 30, 2018, compared to $2.1 billion at March 31, 2018, including a $149 million decrease in Energy. Criticized loans as a percentage of total loans were 3.5 percent at June 30, 2018, compared to 4.3 percent at March 31, 2018. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•
Nonperforming loans decreased $72 million to $262 million at June 30, 2018, compared to $334 million at March 31, 2018. Nonperforming loans as a percentage of total loans decreased to 0.53 percent at June 30, 2018, compared to 0.68 percent at March 31, 2018.

2018 Second-Half Outlook
For the second half of 2018, management expects the following, assuming a continuation of the current economic and rate environment as well as the benefits from the GEAR Up initiative:

•	Moderate growth in average loans

◦	Growth in most lines of business with a slower pace in general Middle Market, National Dealer Services and Mortgage Banker Finance due to seasonality.

◦	Energy and Corporate Banking to remain stable.

•	Net interest income higher, reflecting recent rate increases, loan growth and three additional days.

◦	Full-year 2018 net benefit of $70 million from the first quarter 2018 rate increase and $35 million to $40 million from the second quarter 2018 rate increase.

◦	Elevated interest recoveries not expected to repeat ($11 million in second quarter 2018).

•	Provision for credit losses of $10 million to $20 million per quarter and net charge-offs to remain low.

•	Noninterest income growth trend to continue benefiting from the execution of GEAR Up initiatives to help drive growth in treasury management income, card fees and fiduciary income.

•	Noninterest expenses modestly higher (excluding restructuring charges) primarily due to additional days.
◦GEAR Up savings remain on track.

◦	Continued higher technology expenditures.

◦	Seasonal and typical inflationary pressures leading to higher occupancy and advertising expenses.

◦	Restructuring charges of $20 million to $25 million.

•	Income tax expense to be approximately 23 percent of pre-tax income, excluding any tax impact from employee stock transactions.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at June 30, 2018. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Second Quarter 2018 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2018 financial results at 7 a.m. CT Tuesday, July 17, 2018. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 22791269). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; operational difficulties, failure of technology infrastructure or information security incidents; reliance on other companies to provide certain key components of business infrastructure; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the effects of recent tax reform and potential legislative, administrative or judicial changes or interpretations related to these and other tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2017. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Walker	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chloe E. Dankworth
(214) 462-4132

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2018	2018	2017	2018	2017
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.87	$1.59	$1.13	$3.46	$2.24
Cash dividends declared	0.34	0.30	0.26	0.64	0.49

Average diluted shares (in thousands)	173,601	175,144	178,923	174,351	179,652
KEY RATIOS
Return on average common shareholders' equity	16.40%	14.37%	10.26%	15.39%	10.34%
Return on average assets	1.85	1.62	1.14	1.74	1.14
Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.90	11.98	11.51
Total risk-based capital ratio (a)	13.96	14.12	13.66
Leverage ratio (a)	11.35	11.24	10.80
Common equity ratio	11.22	11.06	11.18
Tangible common equity ratio (b)	10.42	10.26	10.37
AVERAGE BALANCES
Commercial loans	$30,966	$30,145	$30,632	$30,556	$30,166
Real estate construction loans	3,189	3,067	2,910	3,129	2,934
Commercial mortgage loans	9,174	9,217	9,012	9,195	8,994
Lease financing	457	464	526	461	548
International loans	981	996	1,139	989	1,174
Residential mortgage loans	1,993	2,011	1,975	2,002	1,969
Consumer loans	2,465	2,521	2,529	2,493	2,528
Total loans	49,225	48,421	48,723	48,825	48,313

Earning assets	65,114	65,012	66,310	65,063	66,477
Total assets	70,520	70,326	71,346	70,423	71,581

Noninterest-bearing deposits	29,316	29,869	30,741	29,591	30,601
Interest-bearing deposits	26,514	26,221	26,387	26,368	26,851
Total deposits	55,830	56,090	57,128	55,959	57,452

Common shareholders' equity	7,977	7,927	7,944	7,952	7,905
NET INTEREST INCOME
Net interest income	$590	$549	$500	$1,139	$970
Net interest margin	3.62%	3.41%	3.03%	3.52%	2.94%
CREDIT QUALITY
Total nonperforming assets	$264	$339	$519

Loans past due 90 days or more and still accruing	20	36	30

Net credit-related (recoveries) charge-offs	(3)	28	18	$25	$51

Allowance for loan losses	677	698	705
Allowance for credit losses on lending-related commitments	34	40	48
Total allowance for credit losses	711	738	753

Allowance for loan losses as a percentage of total loans	1.36%	1.42%	1.43%
Net credit-related (recoveries) charge-offs as a percentage of average total loans	(0.02)	0.23	0.15	0.10%	0.21%
Nonperforming assets as a percentage of total loans and foreclosed property	0.53	0.69	1.05
Allowance for loan losses as a percentage of total nonperforming loans	2.6x	2.1x	1.4x

(a)
June 30, 2018 ratios are estimated and do not reflect guidance related to high volatility commercial real estate loans as indicated in the recent interagency statement regarding the impact of the Economic Growth, Regulatory Relief, and Consumer Protection Act.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2018	2018	2017	2017
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,424	$1,173	$1,438	$1,372

Interest-bearing deposits with banks	4,236	5,663	4,407	4,259
Other short-term investments	134	133	96	90

Investment securities available-for-sale	11,915	11,971	10,938	10,944
Investment securities held-to-maturity	—	—	1,266	1,430

Commercial loans	31,530	30,909	31,060	31,449
Real estate construction loans	3,257	3,114	2,961	2,857
Commercial mortgage loans	9,124	9,272	9,159	8,974
Lease financing	458	464	468	472
International loans	993	964	983	1,145
Residential mortgage loans	1,954	2,003	1,988	1,976
Consumer loans	2,476	2,514	2,554	2,535
Total loans	49,792	49,240	49,173	49,408
Less allowance for loan losses	(677)	(698)	(712)	(705)
Net loans	49,115	48,542	48,461	48,703

Premises and equipment	467	468	466	484
Accrued income and other assets	4,696	4,385	4,495	4,165
Total assets	$71,987	$72,335	$71,567	$71,447

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$30,316	$30,961	$32,071	$31,210

Money market and interest-bearing checking deposits	22,544	22,355	21,500	20,952
Savings deposits	2,227	2,233	2,152	2,158
Customer certificates of deposit	2,089	2,071	2,165	2,438
Foreign office time deposits	34	15	15	23
Total interest-bearing deposits	26,894	26,674	25,832	25,571
Total deposits	57,210	57,635	57,903	56,781

Short-term borrowings	58	48	10	541
Accrued expenses and other liabilities	1,057	1,058	1,069	997
Medium- and long-term debt	5,583	5,594	4,622	5,143
Total liabilities	63,908	64,335	63,604	63,462

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,144	2,134	2,122	2,110
Accumulated other comprehensive loss	(589)	(553)	(451)	(361)
Retained earnings	8,374	8,110	7,887	7,580
Less cost of common stock in treasury - 57,254,526 shares at 6/30/18, 55,690,402 shares at 3/31/18, 55,306,483 shares at 12/31/17, and 52,252,023 shares at 6/30/17	(2,991)	(2,832)	(2,736)	(2,485)
Total shareholders' equity	8,079	8,000	7,963	7,985
Total liabilities and shareholders' equity	$71,987	$72,335	$71,567	$71,447

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2018	2017	2018	2017
INTEREST INCOME
Interest and fees on loans	$568	$453	$1,077	$874
Interest on investment securities	64	62	128	123
Interest on short-term investments	18	14	35	28
Total interest income	650	529	1,240	1,025
INTEREST EXPENSE
Interest on deposits	28	9	44	18
Interest on medium- and long-term debt	32	20	57	37
Total interest expense	60	29	101	55
Net interest income	590	500	1,139	970
Provision for credit losses	(29)	17	(17)	33
Net interest income after provision for credit losses	619	483	1,156	937
NONINTEREST INCOME
Card fees	60	80	119	157
Service charges on deposit accounts	53	57	107	115
Fiduciary income	52	51	104	100
Commercial lending fees	23	22	41	42
Letter of credit fees	11	11	21	23
Bank-owned life insurance	9	9	18	19
Foreign exchange income	12	11	24	22
Brokerage fees	6	6	13	11
Net securities gains	—	—	1	—
Other noninterest income	22	29	44	58
Total noninterest income (a)	248	276	492	547
NONINTEREST EXPENSES
Salaries and benefits expense	250	231	505	476
Outside processing fee expense	64	88	125	175
Net occupancy expense	37	38	75	76
Equipment expense	11	11	22	22
Restructuring charges	11	14	27	25
Software expense	32	31	63	60
FDIC insurance expense	12	12	25	25
Advertising expense	8	7	14	11
Litigation-related expense	—	—	—	(2)
Other noninterest expenses	23	25	38	46
Total noninterest expenses (a)	448	457	894	914
Income before income taxes	419	302	754	570
Provision for income taxes	93	99	147	165
NET INCOME	326	203	607	405
Less income allocated to participating securities	2	1	4	3
Net income attributable to common shares	$324	$202	$603	$402
Earnings per common share:
Basic	$1.90	$1.15	$3.52	$2.30
Diluted	1.87	1.13	3.46	2.24

Comprehensive income	291	221	469	427

Cash dividends declared on common stock	58	46	110	88
Cash dividends declared per common share	0.34	0.26	0.64	0.49

(a)	The new revenue recognition standard became effective January 1, 2018 and is not reflected in 2017 results. See reconciliation of Non-GAAP Financial Measures for comparative adjusted amounts.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2018 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2018		Second Quarter 2017
(in millions, except per share data)	2018	2018	2017	2017	2017	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$568	$509	$498	$500	$453	$59	12%	$115	25%
Interest on investment securities	64	64	64	63	62	—	—	2	2
Interest on short-term investments	18	17	16	16	14	1	3	4	32
Total interest income	650	590	578	579	529	60	10	121	23
INTEREST EXPENSE
Interest on deposits	28	16	13	11	9	12	73	19	N/M
Interest on short-term borrowings	—	—	—	3	—	—	—	—	—
Interest on medium- and long-term debt	32	25	20	19	20	7	25	12	65
Total interest expense	60	41	33	33	29	19	44	31	N/M
Net interest income	590	549	545	546	500	41	8	90	18
Provision for credit losses	(29)	12	17	24	17	(41)	N/M	(46)	N/M
Net interest income after provision for credit losses	619	537	528	522	483	82	15	136	28
NONINTEREST INCOME
Card fees	60	59	91	85	80	1	1	(20)	(25)
Service charges on deposit accounts	53	54	55	57	57	(1)	(1)	(4)	(7)
Fiduciary income	52	52	50	48	51	—	—	1	5
Commercial lending fees	23	18	22	21	22	5	31	1	3
Letter of credit fees	11	10	11	11	11	1	2	—	—
Bank-owned life insurance	9	9	12	12	9	—	—	—	—
Foreign exchange income	12	12	12	11	11	—	—	1	11
Brokerage fees	6	7	6	6	6	(1)	(18)	—	—
Net securities gains	—	1	—	—	—	(1)	(62)	—	—
Other noninterest income	22	22	26	24	29	—	—	(7)	(24)
Total noninterest income	248	244	285	275	276	4	1	(28)	(10)
NONINTEREST EXPENSES
Salaries and benefits expense	250	255	248	237	231	(5)	(2)	19	8
Outside processing fee expense	64	61	99	92	88	3	4	(24)	(28)
Net occupancy expense	37	38	40	38	38	(1)	—	(1)	—
Equipment expense	11	11	11	12	11	—	—	—	—
Restructuring charges	11	16	13	7	14	(5)	(29)	(3)	(21)
Software expense	32	31	31	35	31	1	1	1	3
FDIC insurance expense	12	13	13	13	12	(1)	(14)	—	—
Advertising expense	8	6	9	8	7	2	25	1	2
Other noninterest expenses	23	15	19	21	25	8	50	(2)	(5)
Total noninterest expenses	448	446	483	463	457	2	—	(9)	(2)
Income before income taxes	419	335	330	334	302	84	25	117	39
Provision for income taxes	93	54	218	108	99	39	74	(6)	(5)
NET INCOME	326	281	112	226	203	45	16	123	60
Less income allocated to participating securities	2	2	—	2	1	—	—	1	10
Net income attributable to common shares	$324	$279	$112	$224	$202	$45	16%	$122	61%
Earnings per common share:
Basic	$1.90	$1.62	$0.65	$1.29	$1.15	$0.28	17%	$0.75	65%
Diluted	1.87	1.59	0.63	1.26	1.13	0.28	18	0.74	65

Comprehensive income	291	178	107	228	221	113	63	70	31

Cash dividends declared on common stock	58	52	52	53	46	6	12	12	27
Cash dividends declared per common share	0.34	0.30	0.30	0.30	0.26	0.04	13	0.08	31
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2018		2017
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$698	$712	$712	$705	$708

Loan charge-offs:
Commercial	17	36	26	35	34
Commercial mortgage	1	—	1	—	1
Lease financing	—	—	—	1	—
International	—	—	1	—	2
Consumer	2	1	1	1	2
Total loan charge-offs	20	37	29	37	39

Recoveries on loans previously charged-off:
Commercial	20	8	7	6	17
Real estate construction	—	—	—	1	—
Commercial mortgage	1	—	2	2	3
International	1	—	2	1	—
Residential mortgage	—	—	1	—	—
Consumer	1	1	1	2	1
Total recoveries	23	9	13	12	21
Net loan (recoveries) charge-offs	(3)	28	16	25	18
Provision for loan losses	(23)	14	16	31	15
Foreign currency translation adjustment	(1)	—	—	1	—
Balance at end of period	$677	$698	$712	$712	$705

Allowance for loan losses as a percentage of total loans	1.36%	1.42%	1.45%	1.45%	1.43%

Net loan (recoveries) charge-offs as a percentage of average total loans	(0.02)	0.23	0.13	0.21	0.15

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2018		2017
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$40	$42	$41	$48	$46
Add: Provision for credit losses on lending-related commitments	(6)	(2)	1	(7)	2
Balance at end of period	$34	$40	$42	$41	$48

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2018		2017
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$171	$242	$309	$345	$379
Commercial mortgage	29	29	31	35	41
Lease financing	2	3	4	8	8
International	4	4	6	6	6
Total nonaccrual business loans	206	278	350	394	434
Retail loans:
Residential mortgage	29	29	31	28	36
Consumer:
Home equity	19	19	21	22	23
Total nonaccrual retail loans	48	48	52	50	59
Total nonaccrual loans	254	326	402	444	493
Reduced-rate loans	8	8	8	8	8
Total nonperforming loans	262	334	410	452	501
Foreclosed property	2	5	5	6	18
Total nonperforming assets	$264	$339	$415	$458	$519

Nonperforming loans as a percentage of total loans	0.53%	0.68%	0.83%	0.92%	1.01%
Nonperforming assets as a percentage of total loans and foreclosed property	0.53	0.69	0.84	0.93	1.05
Allowance for loan losses as a percentage of total nonperforming loans	2.6x	2.1x	1.7x	1.6x	1.4x
Loans past due 90 days or more and still accruing	$20	$36	$35	$12	$30

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$326	$402	$444	$493	$521
Loans transferred to nonaccrual (a)	49	71	73	66	54
Nonaccrual loan gross charge-offs	(20)	(37)	(29)	(37)	(39)
Loans transferred to accrual status (a)	—	(3)	—	—	—
Nonaccrual loans sold	(15)	(10)	(22)	(10)	—
Payments/Other (b)	(86)	(97)	(64)	(68)	(43)
Nonaccrual loans at end of period	$254	$326	$402	$444	$493
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2018			June 30, 2017
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$30,556	$672	4.44%	$30,166	$539	3.61%
Real estate construction loans	3,129	77	4.93	2,934	57	3.95
Commercial mortgage loans	9,195	205	4.49	8,994	170	3.81
Lease financing	461	9	3.93	548	6	2.00
International loans	989	24	4.81	1,174	23	3.88
Residential mortgage loans	2,002	38	3.78	1,969	35	3.59
Consumer loans	2,493	52	4.24	2,528	44	3.52
Total loans	48,825	1,077	4.45	48,313	874	3.65

Mortgage-backed securities	9,133	104	2.23	9,321	99	2.16
Other investment securities	2,722	24	1.71	2,894	24	1.63
Total investment securities	11,855	128	2.11	12,215	123	2.03

Interest-bearing deposits with banks	4,251	35	1.68	5,857	28	0.92
Other short-term investments	132	—	0.84	92	—	0.63
Total earning assets	65,063	1,240	3.83	66,477	1,025	3.11

Cash and due from banks	1,248			1,164
Allowance for loan losses	(713)			(733)
Accrued income and other assets	4,825			4,673
Total assets	$70,423			$71,581

Money market and interest-bearing checking deposits	$22,039	40	0.37	$22,066	14	0.13
Savings deposits	2,205	—	0.03	2,114	—	0.02
Customer certificates of deposit	2,092	4	0.36	2,621	4	0.37
Foreign office time deposits	32	—	1.13	50	—	0.55
Total interest-bearing deposits	26,368	44	0.34	26,851	18	0.14

Short-term borrowings	45	—	1.63	85	—	1.07
Medium- and long-term debt	5,390	57	2.11	5,159	37	1.39
Total interest-bearing sources	31,803	101	0.64	32,095	55	0.35

Noninterest-bearing deposits	29,591			30,601
Accrued expenses and other liabilities	1,077			980
Total shareholders' equity	7,952			7,905
Total liabilities and shareholders' equity	$70,423			$71,581

Net interest income/rate spread		$1,139	3.19		$970	2.76

Impact of net noninterest-bearing sources of funds			0.33			0.18
Net interest margin (as a percentage of average earning assets)			3.52%			2.94%

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$30,966	$357	4.64%	$30,145	$315	4.24%	$30,632	$283	3.71%
Real estate construction loans	3,189	41	5.12	3,067	36	4.74	2,910	29	4.08
Commercial mortgage loans	9,174	107	4.65	9,217	98	4.32	9,012	87	3.88
Lease financing	457	4	3.65	464	5	4.22	526	1	0.60
International loans	981	13	5.02	996	11	4.60	1,139	12	3.99
Residential mortgage loans	1,993	20	3.88	2,011	18	3.67	1,975	18	3.61
Consumer loans	2,465	26	4.35	2,521	26	4.13	2,529	23	3.62
Total loans	49,225	568	4.63	48,421	509	4.26	48,723	453	3.73

Mortgage-backed securities	9,098	52	2.25	9,168	52	2.21	9,336	50	2.17
Other investment securities	2,701	12	1.71	2,743	12	1.72	2,896	12	1.67
Total investment securities	11,799	64	2.12	11,911	64	2.09	12,232	62	2.05

Interest-bearing deposits with banks	3,957	18	1.82	4,548	17	1.55	5,263	14	1.03
Other short-term investments	133	—	0.94	132	—	0.60	92	—	0.58
Total earning assets	65,114	650	3.98	65,012	590	3.66	66,310	529	3.21

Cash and due from banks	1,235			1,261			1,148
Allowance for loan losses	(708)			(718)			(726)
Accrued income and other assets	4,879			4,771			4,614
Total assets	$70,520			$70,326			$71,346

Money market and interest-bearing checking deposits	$22,187	26	0.47	$21,891	14	0.26	$21,661	7	0.13
Savings deposits	2,231	—	0.04	2,177	—	0.03	2,142	—	0.02
Customer certificates of deposit	2,063	2	0.38	2,122	2	0.34	2,527	2	0.36
Foreign office time deposits	33	—	1.13	31	—	1.14	57	—	0.60
Total interest-bearing deposits	26,514	28	0.42	26,221	16	0.25	26,387	9	0.15

Short-term borrowings	56	—	1.74	35	—	1.47	147	—	1.12
Medium- and long-term debt	5,584	32	2.24	5,192	25	1.96	5,161	20	1.48
Total interest-bearing sources	32,154	60	0.74	31,448	41	0.53	31,695	29	0.37

Noninterest-bearing deposits	29,316			29,869			30,741
Accrued expenses and other liabilities	1,073			1,082			966
Total shareholders' equity	7,977			7,927			7,944
Total liabilities and shareholders' equity	$70,520			$70,326			$71,346

Net interest income/rate spread		$590	3.24		$549	3.13		$500	2.84

Impact of net noninterest-bearing sources of funds			0.38			0.28			0.19
Net interest margin (as a percentage of average earning assets)			3.62%			3.41%			3.03%

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions, except per share data)	2018	2018	2017	2017	2017

Commercial loans:
Floor plan	$4,239	$4,302	$4,359	$3,960	$4,346
Other	27,291	26,607	26,701	27,102	27,103
Total commercial loans	31,530	30,909	31,060	31,062	31,449
Real estate construction loans	3,257	3,114	2,961	3,018	2,857
Commercial mortgage loans	9,124	9,272	9,159	8,985	8,974
Lease financing	458	464	468	475	472
International loans	993	964	983	1,159	1,145
Residential mortgage loans	1,954	2,003	1,988	1,999	1,976
Consumer loans:
Home equity	1,731	1,763	1,816	1,790	1,796
Other consumer	745	751	738	721	739
Total consumer loans	2,476	2,514	2,554	2,511	2,535
Total loans	$49,792	$49,240	$49,173	$49,209	$49,408

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	5	5	6	6	7
Other intangibles	2	2	2	2	2

Common equity tier 1 capital (a)	8,026	7,911	7,773	7,752	7,705
Risk-weighted assets (a)	67,468	66,039	66,575	67,341	66,928

Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.90%	11.98%	11.68%	11.51%	11.51%
Total risk-based capital ratio (a)	13.96	14.12	13.84	13.65	13.66
Leverage ratio (a)	11.35	11.24	10.89	10.87	10.80
Common equity ratio	11.22	11.06	11.13	11.16	11.18
Tangible common equity ratio (b)	10.42	10.26	10.32	10.35	10.37

Common shareholders' equity per share of common stock	$47.27	$46.38	$46.07	$46.09	$45.39
Tangible common equity per share of common stock (b)	43.51	42.66	42.34	42.39	41.73
Market value per share for the quarter:
High	101.05	102.66	88.22	76.76	75.30
Low	90.40	86.02	74.16	64.04	64.75
Close	90.92	95.93	86.81	76.26	73.24

Quarterly ratios:
Return on average common shareholders' equity	16.40%	14.37%	5.58%	11.17%	10.26%
Return on average assets	1.85	1.62	0.62	1.25	1.14
Efficiency ratio (c)	53.24	56.33	58.14	56.33	58.70

Number of banking centers	438	438	438	439	439

Number of employees - full time equivalent	7,868	7,942	7,999	7,974	8,017

(a)
June 30, 2018 amounts and ratios are estimated and do not reflect guidance related to high volatility commercial real estate loans as indicated in the recent interagency statement regarding the impact of the Economic Growth, Regulatory Relief, and Consumer Protection Act.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	405	—	405
Other comprehensive income, net of tax	—	—	—	22	—	—	22
Cash dividends declared on common stock ($0.49 per share)	—	—	—	—	(88)	—	(88)
Purchase of common stock	(3.7)	—	—	—	—	(257)	(257)
Net issuance of common stock under employee stock plans	2.8	—	(26)	—	(20)	128	82
Net issuance of common stock for warrants	1.5	—	(25)	—	(46)	71	—
Share-based compensation	—	—	24	—	—	—	24
Other	—	—	(1)	—	—	1	—
BALANCE AT JUNE 30, 2017	175.9	$1,141	$2,110	$(361)	$7,580	$(2,485)	$7,985

BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(451)	$7,887	$(2,736)	$7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	607	—	607
Other comprehensive loss, net of tax	—	—	—	(139)	—	—	(139)
Cash dividends declared on common stock ($0.64 per share)	—	—	—	—	(110)	—	(110)
Purchase of common stock	(3.4)	—	—	—	—	(328)	(328)
Net issuance of common stock under employee stock plans	1.3	—	(11)	—	(21)	69	37
Net issuance of common stock for warrants	0.1	—	(1)	—	(3)	4	—
Share-based compensation	—	—	34	—	—	—	34
BALANCE AT JUNE 30, 2018	170.9	$1,141	$2,144	$(589)	$8,374	$(2,991)	$8,079

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended June 30, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income	$341	$169	$40	$26	$14		$590
Provision for credit losses	(17)	(9)	1	—	(4)		(29)
Noninterest income	126	42	67	12	1		248
Noninterest expenses	182	178	75	(1)	14		448
Provision for income taxes	68	10	7	6	2	(a)	93
Net income	$234	$32	$24	$33	$3		$326
Net credit-related charge-offs (recoveries)	$—	$(4)	$1	$—	$—		$(3)

Selected average balances:
Assets	$39,961	$6,412	$5,260	$13,735	$5,152		$70,520
Loans	38,332	5,766	5,127	—	—		49,225
Deposits	26,582	24,161	3,852	1,093	142		55,830

Statistical data:
Return on average assets (b)	2.34%	0.52%	1.90%	N/M	N/M		1.85%
Efficiency ratio (c)	39.00	84.05	69.03	N/M	N/M		53.24

	Business	Retail	Wealth
Three Months Ended March 31, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income	$330	$165	$41	$1	$12		$549
Provision for credit losses	10	4	(4)	—	2		12
Noninterest income	121	42	68	11	2		244
Noninterest expenses	184	177	72	(1)	14		446
Provision (benefit) for income taxes	59	6	10	1	(22)	(a)	54
Net income	$198	$20	$31	$12	$20		$281
Net credit-related charge-offs (recoveries)	$18	$12	$(2)	$—	$—		$28

Selected average balances:
Assets	$38,911	$6,427	$5,373	$13,779	$5,836		$70,326
Loans	37,368	5,807	5,246	—	—		48,421
Deposits	27,314	24,064	3,796	823	93		56,090

Statistical data:
Return on average assets (b)	2.07%	0.33%	2.30%	N/M	N/M		1.62%
Efficiency ratio (c)	40.72	85.03	67.10	N/M	N/M		56.33

	Business	Retail	Wealth
Three Months Ended June 30, 2017	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$336	$162	$42	$(49)	$9		$500
Provision for credit losses	12	5	(2)	—	2		17
Noninterest income	152	48	64	10	2		276
Noninterest expenses	196	180	71	(1)	11		457
Provision (benefit) for income taxes	100	9	14	(17)	(7)	(a)	99
Net income (loss)	$180	$16	$23	$(21)	$5		$203
Net credit-related charge-offs (recoveries)	$10	$9	$(1)	$—	$—		$18

Selected average balances:
Assets	$38,881	$6,487	$5,432	$13,936	$6,610		$71,346
Loans	37,580	5,865	5,278	—	—		48,723
Deposits	28,748	23,935	4,106	156	183		57,128

Statistical data:
Return on average assets (b)	1.85%	0.27%	1.76%	N/M	N/M		1.14%
Efficiency ratio (c)	40.25	84.80	66.44	N/M	N/M		58.70

(a)	Included tax benefits of $3 million, $19 million and $5 million from employee stock transactions for the second and first quarters 2018 and second quarter 2017, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended June 30, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$167	$183	$117	$83	$40		$590
Provision for credit losses	1	(9)	(15)	(2)	(4)		(29)
Noninterest income	73	42	30	90	13		248
Noninterest expenses	144	105	92	94	13		448
Provision (benefit) for income taxes	22	32	16	15	8	(a)	93
Net income	$73	$97	$54	$66	$36		$326
Net credit-related charge-offs (recoveries)	$—	$—	$3	$(6)	$—		$(3)

Selected average balances:
Assets	$13,427	$18,697	$10,439	$9,070	$18,887		$70,520
Loans	12,641	18,435	9,862	8,287	—		49,225
Deposits	20,904	16,642	8,967	8,082	1,235		55,830

Statistical data:
Return on average assets (b)	1.37%	2.06%	2.08%	2.93%	N/M		1.85%
Efficiency ratio (c)	59.77	46.94	62.17	53.72	N/M		53.24

				Other	Finance
Three Months Ended March 31, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$169	$180	$109	$78	$13		$549
Provision for credit losses	33	(2)	(13)	(8)	2		12
Noninterest income	73	39	31	88	13		244
Noninterest expenses	144	106	92	91	13		446
Provision for income taxes	16	30	14	15	(21)	(a)	54
Net income (loss)	$49	$85	$47	$68	$32		$281
Net credit-related charge-offs	$(1)	$13	$5	$11	$—		$28

Selected average balances:
Assets	$13,395	$18,581	$10,373	$8,362	$19,615		$70,326
Loans	12,604	18,347	9,830	7,640	—		48,421
Deposits	21,227	17,091	9,188	7,668	916		56,090

Statistical data:
Return on average assets (b)	0.88%	1.86%	1.85%	3.32%	N/M		1.62%
Efficiency ratio (c)	59.61	48.39	65.63	54.97	N/M		56.33

				Other	Finance
Three Months Ended June 30, 2017	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$167	$178	$113	$82	$(40)		$500
Provision for credit losses	(2)	24	(15)	8	2		17
Noninterest income	81	45	33	105	12		276
Noninterest expenses	145	98	94	110	10		457
Provision (benefit) for income taxes	38	40	25	20	(24)	(a)	99
Net income (loss)	$67	$61	$42	$49	$(16)		$203
Net credit-related charge-offs (recoveries)	$(1)	$8	$5	$6	$—		$18

Selected average balances:
Assets	$13,371	$18,474	$10,481	$8,474	$20,546		$71,346
Loans	12,712	18,194	10,015	7,802	—		48,723
Deposits	21,698	17,344	9,632	8,115	339		57,128

Statistical data:
Return on average assets (b)	1.20%	1.33%	1.52%	2.24%	N/M		1.14%
Efficiency ratio (c)	58.18	43.85	64.39	58.59	N/M		58.70

(a)	Included tax benefits of $3 million, $19 million and $5 million from employee stock transactions for the second and first quarters 2018 and second quarter 2017, respectively.

(b)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(c)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares

N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Comerica believes adjusted net income, earnings per share, ROA, ROE, noninterest income, noninterest expenses and efficiency ratio provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(dollar amounts in millions, except per share data)	2018	2018	2017	2018	2017

Adjusted Earnings per Common Share:

Net income attributable to common shareholders	$324	$279	$202	$603	$402
Restructuring charges, net of tax	9	12	9	21	16
Deferred tax adjustment	—	(3)	—	(3)	—
Tax benefits from employee stock transactions	(3)	(19)	(5)	(22)	(29)
Adjusted net income attributable to common shareholders	$330	$269	$206	$599	$389

Diluted average common shares (in millions)	174	175	179	174	180
Diluted earnings per common share:
Reported	$1.87	$1.59	$1.13	$3.46	$2.24
Adjusted	1.90	1.54	1.15	3.44	2.17

Adjusted Noninterest Income, Noninterest Expenses and Efficiency Ratio:

Noninterest income	$248	$244	$276	$492	$547
Proforma effect of adoption of accounting standard	—	—	(28)	—	(54)
Adjusted noninterest income	$248	$244	$248	$492	$493

Noninterest expenses	$448	$446	$457	$894	$914
Proforma effect of adoption of accounting standard	—	—	(28)	—	(54)
Restructuring charges	(11)	(16)	(14)	(27)	(25)
Adjusted noninterest expenses	$437	$430	$415	$867	$835

Net interest income	$590	$549	$500	$1,139	$970
Efficiency ratio:
Reported	53.24%	56.33%	58.70%	54.74%	60.17%
Adjusted	51.90	54.32	55.25	53.07	56.98

Adjusted Net Income, ROA and ROE:

Net income	$326	$281	$203	$607	$405
Restructuring charges, net of tax	9	12	9	21	16
Deferred tax adjustment	—	(3)	—	(3)	—
Tax benefits from employee stock transactions	(3)	(19)	(5)	(22)	(29)
Adjusted net income	$332	$271	$207	$603	$392

Average assets	$70,520	$70,326	$71,346	$70,423	$71,581
ROA:
Reported	1.85%	1.62%	1.14%	1.74%	1.14%
Adjusted	1.89	1.56	1.17	1.73	1.11

Average common shareholders' equity	$7,977	$7,927	$7,944	$7,952	$7,905
ROE:
Reported	16.40%	14.37%	10.26%	15.39%	10.34%
Adjusted	16.70	13.85	10.49	15.29	10.03
Adjusted net income, earnings per share, ROA and ROE remove the after tax effect of restructuring charges, the charge to adjust deferred taxes resulting from the Tax Cut and Jobs Act and tax benefits from employee stock transactions from net income and net income available to common shareholders. Adjusted noninterest income, noninterest expenses and efficiency ratio remove the proforma effect of the adoption of the new accounting standard for revenue recognition and restructuring charges from noninterest income and noninterest expenses.

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2018	2018	2017	2017	2017

Tangible Common Equity Ratio:
Common shareholders' equity	$8,079	$8,000	$7,963	$8,034	$7,985
Less:
Goodwill	635	635	635	635	635
Other intangible assets	7	7	8	8	9
Tangible common equity	$7,437	$7,358	$7,320	$7,391	$7,341

Total assets	$71,987	$72,335	$71,567	$72,017	$71,447
Less:
Goodwill	635	635	635	635	635
Other intangible assets	7	7	8	8	9
Tangible assets	$71,345	$71,693	$70,924	$71,374	$70,803

Common equity ratio	11.22%	11.06%	11.13%	11.16%	11.18%
Tangible common equity ratio	10.42	10.26	10.32	10.35	10.37

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$8,079	$8,000	$7,963	$8,034	$7,985
Tangible common equity	7,437	7,358	7,320	7,391	7,341

Shares of common stock outstanding (in millions)	171	172	173	174	176

Common shareholders' equity per share of common stock	$47.27	$46.38	$46.07	$46.09	$45.39
Tangible common equity per share of common stock	43.51	42.66	42.34	42.39	41.73
The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock.